UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2009 (August 24, 2009)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 o Written communications pursuant to Rule 425 under the Securities Act
 o Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1: Registrant’s Business and Operations

Item 1.01.                         Entry into a Material Definitive Agreement

On August 24, 2009, U.S. Energy Corp. (“USE”) and Brigham Oil & Gas, L.P. a Delaware limited partnership wholly-owned by Brigham Exploration Company (a Delaware corporation), entered into a Drilling Participation Agreement (the “DPA”).  The DPA provides for USE and Brigham to jointly explore for oil in the Bakken and Three Forks formations, in up to 19,200 gross acres in a portion of Brigham’s Rough Rider prospect in Williams and McKenzie Counties, North Dakota.

The DPA expires on December 31, 2010, however, USE will continue to hold the working interests it earns prior to expiration.

USE’s total drilling and completion expenditures for the initial six wells are expected to be in the range of $17.5 million to $19 million.

For further information, please see USE’s press release of August 26, 2009, attached to this Report.

Section 9. Financial Statements and Exhibits.

10.1              Drilling Participation Agreement (without exhibits).
10.2              Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: August 28, 2009	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO